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                                                                    EXHIBIT 23.5



                          Independent Auditors' Consent



Board of Trustees
ProLogis:

We consent to incorporation by reference in registration statements nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544,
333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150 and
333-102166 on Form S-3 and registration statements nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274, and 333-97895 on Form S-8, of
ProLogis (formerly ProLogis Trust) of our report dated January 29, 2003, except as to paragraph 6 of note 5, and paragraph 11 of note 7, which are as of February 24, 2003 and paragraph 2 of note 8, which is as of February 28, 2003, relating to the consolidated balance sheet of ProLogis and subsidiaries as of December 31, 2002, and the related consolidated statements of earnings, shareholders' equity and comprehensive income, and cash flows for the year then ended, and the related schedule, which reports appear in the December 31, 2002 Annual Report on Form 10-K of ProLogis.


                                           KPMG LLP

San Diego, California
March 27, 2003